Exhibit 99.1

Cadrenal Therapeutics Reports Full Year 2024 Results, Business

Highlights, and Path Forward for Clinical Advancement

of Tecarfarin

Recent Collaboration Agreement with Abbott Global Enterprises Limited (“Abbott”) in support of

Phase 3 randomized, multicenter study, entitled TECH-LVAD

Recent FDA Type D Meeting provides additional guidance for advancing clinical development of tecarfarin

Leadership appointments to strengthen development capabilities

PONTE VEDRA, Fla., March 13, 2025 -- Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a biopharmaceutical company focused on the development of tecarfarin, a new Phase 3 ready oral vitamin K antagonist, today reported full year results for the period ended December 31, 2024, and provided a business update and highlights of the path forward for the clinical advancement of tecarfarin.

“2024 for Cadrenal was a year of focus and laying the foundations for advancing tecarfarin into Phase 3 clinical development. With our eyes squarely centered on unmet needs in anticoagulation therapy, we have made strong progress on the partnering, regulatory, and financing fronts,” said Quang X. Pham, Chairman & CEO. “Throughout 2025, our primary focus is on execution, as we move forward to assessing the efficacy and safety of tecarfarin in patients with left ventricular assist devices (LVAD) and consider other important areas of unmet need that a more reliable vitamin K antagonist could address.”

Full Year 2024 Key Accomplishments and Recent Highlights

Collaboration Agreement with Abbott

On March 4, 2025, we announced a Collaboration Agreement with Abbott (NYSE: ABT) to support Cadrenal’s pivotal TECarfarin Anticoagulation and Hemocompatibility with Left Ventricular Assist Devices (TECH-LVAD) trial. Under the agreement, Abbott will share insights from recent HeartMate 3™ clinical trials and will support Cadrenal with trial design, site identification, trial awareness, and HeartMate 3™ expertise.

TECH-LVAD Trial Update

On February 3, 2025, the Company had a Type D meeting with the U.S. Food and Drug Administration (FDA). The FDA provided additional guidance on the design of a future Phase 3 trial of tecarfarin and has requested the Company provide a full study design synopsis and detailed clinical trial design for review.

Leadership Advances

Cadrenal appointed James J. Ferguson, MD, FACC, FAHA, as Chief Medical Officer to lead the late-stage clinical development of tecarfarin and other indications in rare cardiovascular conditions requiring life-long anticoagulation therapy as well as other business development opportunities to build the Company’s pipeline. Cadrenal also appointed Jeff Cole as Chief Operating Officer to oversee manufacturing, supply chain operations, intellectual property, and pre-commercialization strategies.

Operational Milestones

The Company and its pharmaceutical Contract Development and Manufacturing Organization (CDMO) completed necessary operational readiness activities to supply clinical trial materials for the upcoming tecarfarin pivotal Phase 3 trial in compliance with current Good Manufacturing Practices (cGMP). Cadrenal has also conducted market research in multiple indications, including LVAD, reinforcing Cadrenal’s commitment to continuing pre-commercial work for tecarfarin.

Strategic Development Collaborations

Cadrenal continues to explore collaboration with potential development partners to advance tecarfarin’s pivotal clinical trial for patients with LVAD and other rare cardiovascular conditions as well as other opportunities to advance the Company’s clinical pipeline.

Financial Growth and Fundraising Success

During the year ended December 31, 2024, Cadrenal raised approximately $9.8 million in financing transactions, including $5.1 million through an at-the-market (ATM) facility and $4.7 million from warrant exercises.

Industry Recognition and Engagement

In October 2024, Cadrenal joined the Corporate Council of the Anticoagulation Forum (AC Forum). This association will enable the Company to collaborate with anticoagulation therapy thought leaders and 15,000 healthcare professionals to improve anticoagulation outcomes for patients globally. In November 2024, Cadrenal Therapeutics was named Anticoagulation Therapy Company of the Year by Pharma Tech Outlook, an industry publication focused on breakthrough pharmaceutical technologies.

Orphan Drug Designation for Tecarfarin

In April 2024, Cadrenal received FDA Orphan Drug Designation (ODD) for tecarfarin to prevent thromboembolism in patients with implanted mechanical circulatory support devices, including LVADs, underscoring the investigational drug’s potential impact on rare cardiovascular conditions. Tecarfarin already has ODD and Fast Track designation from the FDA for the prevention of systemic thromboembolism of cardiac origin in patients with end-stage kidney disease (ESKD) and atrial fibrillation (AFib).

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Scientific Advocacy and Clinical Evidence

The clinical need for tecarfarin was highlighted at the November 2024 European Association for Cardio-thoracic Surgery (EACTS) Mechanical Circulatory Support Summit in an address by Mandeep R. Mehra, MD, The William Harvey Distinguished Chair in Advanced Cardiovascular Medicine and Professor, Harvard Medical School. Dr. Mehra presented compelling data on the limitations of warfarin for LVAD patients and the potential of tecarfarin, if approved, to provide a safer alternative to these patients.

Financial Results

Research and development expenses for the year ended December 31, 2024, were $4.2 million compared to $4.1 million for the year ended December 31, 2023. General and administrative expenses for the year ended December 31, 2024, were $6.8 million compared to $3.5 million for the year ended December 31, 2023. Cadrenal reported a net loss of $10.7 million for the year ended December 31, 2024, compared to $8.4 million for the year ended December 31, 2023.

Cadrenal’s cash and cash equivalents totaled $10.0 million as of December 31, 2024, compared to $8.4 million as of December 31, 2023. The Company had approximately 1.8 million shares of common stock outstanding as of December 31, 2024.

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics, Inc. is a late-stage biopharmaceutical company focused on the development of late-stage asset tecarfarin, a new oral vitamin K antagonist to address unmet needs in anticoagulation therapy. Tecarfarin is a late-stage, novel, oral, and reversible anticoagulant (blood thinner) designed to prevent heart attacks, strokes, and deaths due to blood clots in patients with rare cardiovascular conditions requiring chronic anticoagulation. Although warfarin is widely used off-label for several rare cardiovascular conditions, extensive clinical and real-world data have shown it to have significant serious side effects. With its innovation, Cadrenal aims to meet the unmet needs of this patient population by relieving them and their healthcare providers of some of warfarin’s greatest clinical challenges.

Cadrenal is pursuing a product-in-a-pipeline approach with tecarfarin. Tecarfarin received Orphan Drug designation (ODD) for advanced heart failure patients with implanted mechanical circulatory support devices, including LVADs. The Company also received ODD and fast-track status for tecarfarin in end-stage kidney disease and atrial fibrillation (ESKD+AFib).

Cadrenal is opportunistically pursuing business development initiatives with a longer-term focus to build a pipeline of specialized cardiovascular therapeutics. For more information, visit www.cadrenal.com and connect with us on LinkedIn.

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Safe Harbor

Any statements contained in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements regarding the Company’s ability to assess the efficacy and safety of tecarfarin in patients with left ventricular assist devices (LVAD); Abbott supporting Cadrenal with trial design, site identification, trial awareness, and HeartMate 3™ expertise, including sharing insights from its HeartMate 3™ clinical trials; the late-stage clinical development of tecarfarin and other indications in rare cardiovascular conditions requiring life-long anticoagulation therapy as well as other business development opportunities to build the Company’s pipeline; the Company continuing to explore collaborations with potential development partners to advance tecarfarin’s pivotal clinical trial for patients with LVAD and other rare cardiovascular conditions as well as other opportunities; advancing the Company’s clinical pipeline; the Company’s association with the AC Forum enabling the Company to collaborate with anticoagulation therapy thought leaders and 15,000 healthcare professionals to improve anticoagulation outcomes for patients globally; the potential impact of tecarfarin on rare cardiovascular conditions; the potential of tecarfarin, if approved, to provide a safer alternative to LVAD patients; meeting the unmet needs of patients with rare cardiovascular conditions requiring chronic anticoagulation by relieving them and their healthcare providers of some of warfarin’s greatest clinical challenges, and Cadrenal building a pipeline of specialized cardiovascular therapeutics. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the ability to utilize Abbott’s expertise to advance tecarfarin, the ability to successfully collaborate with Abbott, the initiation of the pivotal clinical trial for tecarfarin in LVAD patients by Cadrenal; for Cadrenal to provide improved patients outcomes and efficacy and safety for LVAD patients; the ability of Cadrenal to build a pipeline of specialized cardiovascular therapeutics and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Corporate and Investor Relations
Lisa DeScenza
LaVoieHealthScience
(978) 395-5970
ldescenza@lavoiehealthscience.com

Media
Andrew Korda
LaVoieHealthScience
(617) 865-0043
akorda@lavoiehealthscience.com

(Tables to Follow)

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CADRENAL THERAPEUTICS, INC.

BALANCE SHEETS

	December 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$10,017,942	$8,402,500
Interest receivable	38,153	37,248
Prepaid expenses and other current assets	42,257	52,425
Deferred offering costs	14,445	-
Total current assets	10,112,797	8,492,173
Property, plant and equipment, net	6,944	2,287
Right of use assets	-	20,998
Other assets	3,792	3,792
Total assets	$10,123,533	$8,519,250
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,502,468	$167,319
Accrued liabilities	1,181,490	638,206
Operating lease liability	-	21,350
Total current liabilities	2,683,958	826,875
Total liabilities	2,683,958	826,875
Stockholders’ equity:
Preferred stock, $0.001 par value, 7,500,000 shares authorized, no shares issued and outstanding at December 31, 2024 and December 31, 2023	-	-
Common stock, $0.001 par value; 75,000,000 shares authorized, 1,782,486 shares issued and outstanding as of December 31, 2024; 868,184 shares issued and outstanding as of December 31, 2023 (1)	1,782	868
Additional paid-in capital (1)	33,160,576	22,762,922
Accumulated deficit	(25,722,783)	(15,071,415)
Total stockholders’ equity	7,439,575	7,692,375
Total liabilities and stockholders’ equity	$10,123,533	$8,519,250

(1)	All share and per share information has been retroactively adjusted to reflect the 1-for-15 reverse stock split effected on August 20, 2024.

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CADRENAL THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2024	2023
Operating expenses:
General and administrative expenses	$6,753,726	$3,549,514
Research and development expenses	4,205,013	4,081,349
Depreciation expense	1,880	1,980
Total operating expenses	10,960,619	7,632,843
Loss from operations	(10,960,619)	(7,632,843)
Other (income) expense:
Interest and dividend income	(309,251)	(249,092)
Interest expense	-	3,534
Interest expense, amortization of debt discount	-	13,567
Change in fair value of derivative liabilities	-	216,095
Loss on extinguishment of debt	-	740,139
Total other (income) expense	(309,251)	724,243
Net loss and comprehensive loss	$(10,651,368)	$(8,357,086)

Net loss per common share, basic and diluted (1)	$(8.73)	$(9.29)
Weighted average number of common shares used in computing net loss per common share, basic and diluted (1)	1,219,550	899,465

(1)	All share and per share information has been retroactively adjusted to reflect the 1-for-15 reverse stock split effected on August 20, 2024.

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